Exhibit A-43

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SUPER FRESH/SAV-A-CENTER, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF APRIL, A.D. 1985, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SAV-A-CENTER INC.” TO “SUPER FRESH/SAV-A-CENTER, INC.”, FILED THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1989, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF JANUARY, A.D. 2003, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SUPER FRESH/SAV-A-CENTER, INC.”.

CERTIFICATE OF INCORPORATION OF SAV-A-CENTER INC. * * * * * * * * * *

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation. Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is

SAV-A-CENTER INC.

SECOND: The registered office of the Corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000) all of which are classified as Common Stock with a par value of One Dollar ($1.00).

FIFTH: The name and address of the Incorporator are as follows:

NAME	ADDRESS
Dennis E. Howarth	70 Pine Street, New York, N.Y. 10270

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

(L.S.)
Dennis E. Howarth

DATE SUBMITTED 12-19-89

FILED BY: THE PRENTICE-HALL CORPORATION SYSTEM, INC. JERI

FILE DATE Dec. 21,1989

TIME 9am

Job # 007-90-50050/Sandi

FILER'S NO. 9000012

NAME OF COMPANY SAV-A-CENTER, INC.

RESERVATION # ____

FILE NUMBER 20602-87

TYPE OF DOCUMENT CERT OF AMENDMENT

SECTION NO. 0242N

CHANGES NAME TO: SUPER FRESH/SAV-A-CENTER, INC.

CHANGES AGENT/OFFICE ____

STOCK $ ____

TO $ ____

Closed/Invoice

DEC 29 1989

Division of Corporation

24-HOUR

DO NOT USE

SECRETARY OF STATE

DATE SUBMITTED 12-19-89
FILED BY:	THE PRENTICE-HALL CORPORATION	FILE DATE Dec. 21, 1989
	SYSTEM, INC. JERI	TIME 9am
	Job #007-90-50050/Sandi	FILER’S NO. 9000012
NAME OF COMPANY	SAV-A-CENTER, INC.
RESERVATION #
TYPE OF DOCUMENT	CERT OF AMENDMENT	FILE NUMBER 20602-87
CHANGES NAME	TO: SUPER FRESH/SAV-A-CENTER, INC.	SECTION NO. 0242N
CHANGES AGENT/OFFICE
STOCK $
TO $
	FRANCHISE TAX	$
	Filing Fee Tax	$15.
	Receiving and Indexing	$25.
	No. 2 Certified Copies	$20.

	No. Pages (If Prepared by the Division of Corp.)	$

OTHER		$
OTHER		$
	SPECIAL SERVICES	$
	SPECIAL SERVICES	$
	TOTAL	$
24-HOUR		DO NOT USE
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SAV-A-CENTER, INC.

Adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

It is hereby certified that:

1) The name of the corporation (hereinafter called the “corporation” has been SAV-A-CENTER, INC. and that the certificate of said corporation has been amended as follows:

By striking out the whole of article “FIRST” thereof as it now exists and inserting in lieu and instead thereof a new article “FIRST” reading as follows:

“FIRST: The name of the corporation is SUPER FRESH/SAV-A-CENTER, INC.”

2) That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware in accordance with the provisions of Sections 228 and 242 of the General Corporate Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 18th day of December, 1989.

ATTEST:	SAV-A-CENTER, INC.
By:
Robert G. Ulrich		Fred Corrado
Secretary		Vice President and Treasurer

DISK 40

SAVACER2

CERTIFICATE OF CHANGE

OF

REGISTERED OFFICE/AGENT

OF

SUPER FRESH/SAV-A-CENTER, INC.

SUPER FRESH/SAV-A-CENTER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	The name of the corporation is: SUPER FRESH/SAV-A-CENTER, INC.

TWO:	That a meeting of the Board of Directors of SUPER FRESH/SAV-A-CENTER, INC., said change was duly adopted in accordance with the provisions of Sections 133 and 102 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed change of the Certificate of Incorporation of said corporation, declaring said change to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed change is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be change by changing the present registered agent/office by changing article TWO as follows:

From

TWO: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Ste 400, Wilmington, DE 19808 and its registered agent at such address is: United States Corporation Company.

To

TWO: Its registered office in the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, DE 19901 and its registered agent at such address is: XL CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jose Mojica its President 18th day of December, 2002

JOSE MOJICA
By:	Jose Mojica
President